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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report  (Date of
earliest event  reported)  April 13, 1998  Commission File Number 0-26076


                         SINCLAIR BROADCAST GROUP, INC.
                           (Exact name of registrant)


     Maryland                                            52-1494660
(State of organization)                  (I.R.S. Employer Identification Number)


                2000 West 41st Street, Baltimore, Maryland 21211
              (Address of principal executive offices and zip code)

                                 (410) 467-5005
                         (Registrant's telephone Number)





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ITEM 5.  OTHER EVENTS

     Sinclair Broadcast Group, Inc. ("Sinclair") today announced that it will exercise its option to acquire the non-license assets of WSYX-TV (ABC), Columbus, Ohio from River City Broadcasting, LP for a price of $228 million and will begin programming the station under a local marketing agreement ("LMA"). Sinclair was informed on April 13, 1998 by the United States Department of Justice ("DOJ") that the agency will not challenge the WSYX transaction. Sinclair currently owns WTTE-TV (Fox) in Columbus. The acquisition of the non-license assets of WSYX-TV and the commencement of the WSYX LMA are currently expected to occur by April 17, 1998. The acquisition is expected to be funded by bank debt.




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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SINCLAIR BROADCAST GROUP, INC.



                                     BY:   /s/ DAVID B. AMY
                                           ------------------------------
                                            David B. Amy
                                            Chief Financial Officer/
                                            Principal Accounting Officer



Dated:  April 13, 1998


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